Exhibit 19.1



Quarterly Report as at           15 Oct 2001
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This report is provided pursuant to the "Reports to Noteholders" section of the prospectus for Class A Notes dated 19 January 2001. A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further  information  is available to  investors  on Bloomberg  (page  reference
HMST). Information in this report and on Bloomberg have been sourced from the same data. Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.



Current Periods and Interest Rates
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Determination Date............... 15 Oct 2001                                  Class A Notes       Class B            Redraw Notes

Payment Date..................... 22 Oct 2001       USD-LIBOR-BBA.............. 3.7600    % pa     not applicable     not applicable

Interest Period                                     BBSW....................... not applicable     5.0217    % pa     0       % pa
From (and including)............. 20 Jul 2001
To (but excluding)............... 22 Oct 2001       Margin..................... 0.19      % pa     0.52      % pa     0       % pa
Number of days................... 94
                                                    Interest Rate ............. 3.9500    % pa     5.5417    % pa     0       % pa
Collection Period
From start of month.............. July 2001
To end of month.................. September 2001



Noteholder Distribution Summary
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                                                 Class A Notes (USD)                 Class B Notes (AUD)        Subordination
                                             Per Note            Aggregate        Per Note         Aggregate          %

Original Face Amount ...............       100,000.0000     1,059,000,000.00    500,000.0000     20,000,000.00      1.04%
Beginning Note Balance .............        83,443.8405       883,670,271.32    500,000.0000     20,000,000.00      1.24%
Interest Distribution ..............           860.6304         9,114,076.99      7,135.8877        285,435.51
Principal Distribution .............         8,543.5589        90,476,289.58          0.0000              0.00
Ending Note Balance ................        74,900.2816       793,193,981.74    500,000.0000     20,000,000.00      1.38%
Less Carryover Principal Chargeoffs.             0.0000                 0.00          0.0000              0.00
Ending Stated Amount ...............        74,900.2816       793,193,981.74    500,000.0000     20,000,000.00      1.38%

Total Distribution .................         9,404.1893        99,590,366.57      7,135.8877        285,435.51

Current Note Factor ................       0.7490028156         0.7490028156        1.000000          1.000000




Original Face Amount ...............          Redraw Notes (AUD)
Beginning Note Balance .............      Per Note       Aggregate
Interest Distribution ..............
Principal Distribution .............          0.00            0.00
Ending Note Balance ................          0.00            0.00
Less Carryover Principal Chargeoffs.          0.00            0.00
Ending Stated Amount ...............          0.00            0.00
                                              0.00            0.00
Total Distribution .................          0.00            0.00
                                              0.00            0.00
Current Note Factor ................
                                              0.00            0.00

                                          0.000000        0.000000


                                       1

Principal Distribution Statement (AUD)
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Principal Collections on Housing Loans .......................................................  169,201,427.47
Amount to be drawn on the Payment Date under the Redraw Facility Agreement ...................            0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date ..........................            0.00
Other Amounts of principal received ..........................................................    1,276,612.07

Total Principal Collections .......................................................................................   170,478,039.54


Reimbursement of Redraws .....................................................................    7,750,900.00
Repay Redraw Principal .......................................................................            0.00
Principal Draw ...............................................................................            0.00
Repay Redraw Note Principal ..................................................................            0.00
A$ Class A Principal .........................................................................  162,727,139.54
Class B Principal ............................................................................            0.00

Total Principal Distribution ......................................................................................   170,478,039.54



HomeSide Mortgage Securities Trust 2001-1


Interest Distribution Statement (AUD)
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Interest Collections............................................................        28,153,969.01
Principal Drawing...............................................................                 0.00
Liquidity Drawing...............................................................                 0.00

Total Available Income.............................................................................................    28,153,969.01


Expenses .......................................................................         4,533,484.08
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings ...................................                 0.00
A$ Class A Interest Amount .....................................................        22,058,437.35
A$ Note Interest Amount for Redraw Notes .......................................                 0.00
Interest payable under the Redraw Facility Agreement ...........................                 0.00
Interest payable under the Liquidity Facility Agreement ........................                 0.00
A$ Note Interest Amount for Class B Notes ......................................           285,435.51

Excess Available Income available for Distribution.................................................................     1,276,612.07
(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)



Support Facilities (AUD)
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Liquidity Facility                                    Redraw Facility
Liquidity Facility Limit........ 16,093,350.20        Redraw Facility Limit................... 20,000,000.00
Amount Drawn....................          0.00        Amount Drawn............................          0.00




Historical CPR
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2001                    Jan 2001      Feb 2001      Mar 2001      Apr 2001      May 2001      Jun 2001      Jul 2001       Aug 2001
                          (%)           (%)           (%)           (%)           (%)           (%)           (%)            (%)


Monthly CPR.......        21.4          26.9          31.1          27.5          33.6          32.6          32.7          34.9
Quarterly CPR.....                                    26.5          28.1          29.7          31.2          31.7          32.2



2001                    Sep 2001      Oct 2001      Nov 2001      Dec 2001
                         (%)            (%)           (%)            (%)


Monthly CPR.......       30.9
Quarterly CPR.....       32.8





HomeSide Mortgage Securities Trust 2001-1

Delinquency Information as at Month Ending       30 Sep 2001
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                                       31-60 Days       61-90 Days      91-120 Days     > 120 days     Foreclosure/           Total
                                         Past Due         Past Due         Past Due       Past Due              REO

No. of loans ...................              110               19               16              2                9             156
No. of loans (%) ...............             0.57%            0.10%            0.08%          0.01%            0.05%           0.81%
Balance outstanding ($) ........    10,198,801.00     2,071,445.00     1,569,888.00     217,643.00       643,020.00   14,700,796.00
Balance outstanding (%) ........             0.71%            0.14%            0.11%          0.02%            0.04%           1.02%
Instalment Amount ($) ..........       135,606.00        44,655.00        53,495.00       7,568.00        21,947.00      263,720.00






Historical Delinquencies as a Percentage of Balance Outstanding
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2001                                        Jan 2001    Feb 2001    Mar 2001    Apr 2001    May 2001    Jun 2001  Jul 2001  Aug 2001
                                                 (%)         (%)         (%)         (%)         (%)         (%)       (%)      (%)

31-60 Days Past Due ......................      0.53        0.49        0.49        0.68        0.70        0.72      0.87      0.72
61-90 Days Past Due ......................      0.00        0.10        0.09        0.09        0.16        0.16      0.16      0.24
91-120 Days Past Due .....................      0.00        0.00        0.05        0.02        0.04        0.07      0.11      0.05
> 120 Days Past Due ......................      0.00        0.00        0.00        0.03        0.03        0.04      0.02      0.02
Foreclosure/REO ..........................      0.01        0.01        0.01        0.01        0.02        0.02      0.02      0.02
Total ....................................      0.54        0.60        0.64        0.83        0.95        1.00      1.18      1.06


                                            Sep 2001    Oct 2001    Nov 2001    Dec 2001
                                                 (%)         (%)         (%)         (%)

31-60 Days Past Due ......................      0.71
61-90 Days Past Due ......................      0.14
91-120 Days Past Due .....................      0.11
> 120 Days Past Due ......................      0.02
Foreclosure/REO ..........................      0.04
Total ....................................      1.02



Loss Data
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Quarter Ended                                           Mar 2001            Jun 2001             Sep 2001             Dec 2001
                                                    (AUD)   (No Loans)   (AUD)  (No Loans)   (AUD)   (No Loans)   (AUD)   (No Loans)

Losses on Sale of Property .....................     0.00        0        0.00       0        0.00        0
Losses after Mortgage Insurance ................     0.00        0        0.00       0        0.00        0
Cumulative Losses after Mortgage Insurance .....     0.00        0        0.00       0        0.00        0
Cumulative Losses After Mortgage Insurance .....     0.00%     0.00%      0.00%    0.00%      0.00%     0.00%



HomeSide Mortgatge Securities Trust 2001-1

Summary and Weighted Average Calculations                          At Issue               Mar 2001                 Jun 2001
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Total Collateral Balance (AUD) .....................       1,923,597,213.61          1,770,212,418.36          1,601,709,641.32
Total Number of Loans ..............................                 23,931                    22,465                    20,833
Current Average Loan Balance (AUD) .................              80,380.98                 78,798.68                 76,883.29
Maximum Loan Balance (AUD) .........................             500,417.16                500,307.62                462,937.05
Current Weighted Average LVR .......................                  59.62%                    59.06%                    58.33%

Weighted Average Loan Rate .........................                   7.68%                     7.28%                     6.99%
Weighted Average Term to Maturity (WAS) (months) ...                    254                       251                       248
Weighted Average Seasoning (WAS) (months) ..........                     23                        26                        29




                                                                   Sep 2001               Dec 2001
                                                        ---------------------------------------------

Total Collateral Balance (AUD) .....................       1,440,206,897.40
Total Number of Loans ..............................                 19,213
Current Average Loan Balance (AUD) .................              74,960.02
Maximum Loan Balance (AUD) .........................             462,153.37
Current Weighted Average LVR .......................                  57.55%

Weighted Average Loan Rate .........................                   6.83%
Weighted Average Term to Maturity (WAS) (months) ...                    245
Weighted Average Seasoning (WAS) (months) ..........                     32





Loan Size Distribution as at Month Ending              30 Sep 2001
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Loan Size Distribution                                   Number of                    Balance of         Number of        Balance of
                                                             Loans                   Loans (AUD)         Loans (%)         Loans (%)
Loan Size < $50,000 ................................        6,227                202,282,910.34            32.41%            14.05%
 $50,000 < Loan Size < $100,000 ....................        8,386                607,219,124.03            43.65%            42.16%
$100,000 < Loan Size < $150,000 .....................       3,495                416,818,225.64            18.19%            28.94%
$150,000 < Loan Size < $200,000 .....................         781                132,759,717.26             4.06%             9.22%
$200,000 < Loan Size < $250,000 .....................         197                 43,502,692.45             1.03%             3.02%
$250,000 < Loan Size < $300,000 .....................          84                 22,846,212.29             0.44%             1.59%
$300,000 < Loan Size < $350,000 .....................          30                  9,578,017.22             0.16%             0.67%
$350,000 < Loan Size < $400,000 .....................           6                  2,191,983.17             0.03%             0.15%
$400,000 < Loan Size < $450,000 .....................           5                  2,085,036.21             0.03%             0.14%
$450,000 < Loan Size < $500,000 .....................           2                    922,978.79             0.01%             0.06%
$500,000 < Loan Size < $750,000 .....................           -                          -                0.00%             0.00%
$750,000 < Loan Size < $1,000,000 ...................           -                          -                0.00%             0.00%

Total ..............................................       19,213              1,440,206,897.40           100.00%           100.00%





LVR Distribution as at Month Ending              30 Sep 2001
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LVR Distribution                                   Number of                      Balance of           Number of          Balance of
                                                       Loans                     Loans (AUD)           Loans (%)           Loans (%)

LVR < 50% ..................................           9,010                  480,259,226.85              46.90%              33.35%
50% < LVR < 55% ............................           1,248                  102,772,557.05               6.50%               7.14%
55% < LVR < 60% ............................           1,352                  113,690,536.21               7.04%               7.89%
60% < LVR < 65% ............................           1,383                  124,197,784.15               7.20%               8.62%
65% < LVR < 70% ............................           1,535                  143,893,969.84               7.99%               9.99%
70% < LVR < 75% ............................           1,770                  173,514,167.35               9.21%              12.05%
75% < LVR < 80% ............................           1,493                  156,679,981.45               7.77%              10.88%
80% < LVR < 85% ............................             720                   70,631,051.82               3.75%               4.90%
85% < LVR < 90% ............................             552                   57,492,525.01               2.87%               3.99%
90% < LVR < 95% ............................             148                   16,926,217.10               0.77%               1.18%
95% < LVR < 100% ...........................               2                      148,880.57               0.01%               0.01%
LVR > 100% .................................               -                            -                  0.00%               0.00%

Total ......................................          19,213                1,440,206,897.40             100.00%             100.00%





Mortgage Insurance as at Month Ending                                             30 Sep 2001
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Mortgage Insurer                                                                    Number of            Balance of
                                                                                        Loans           Loans (AUD)

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ......................      560         56,216,290.64
GE Mortgage Insurance Pty Ltd. .....................................................    1,536        140,947,944.17
Housing Loans Insurance Corporation ................................................      475         38,781,520.51
PMI ................................................................................        1            114,003.35
Pool Insurance - GE Capital Mortgage Insurance Corporation Australia Pty Ltd .......   16,641      1,337,115,223.34

Total ..............................................................................   19,213      1,440,206,897.40



Mortgage Insurer                                                                     Number of           Balance of
                                                                                     Loans (%)            Loans (%)

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ......................     2.91%                3.90%
GE Mortgage Insurance Pty Ltd. .....................................................     7.99%                9.79%
Housing Loans Insurance Corporation ................................................     2.47%                2.69%
PMI ................................................................................     0.01%                0.01%
Pool Insurance - GE Capital Mortgage Insurance Corporation Australia Pty Ltd .......    86.61%               83.61%

Total ..............................................................................   100.00%              100.00%



HomeSide Mortage Securities Trust 2001-1

Geographic Distribution as at Month Ending         30 Sep 2001
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Geographic Distribution                              Number of              Balance of          Number of         Balance of
                                                         Loans             Loans (AUD)          Loans (%)          Loans (%)

ACT Inner City .................................           224           16,765,671.01              1.17%              1.16%
ACT Metro ......................................           131           10,426,076.68              0.68%              0.72%
ACT Non Metro ..................................           111            8,042,898.68              0.58%              0.56%
NSW Sydney Inner City ..........................            11            1,662,062.28              0.06%              0.12%
NSW Sydney Metro ...............................         2,948          289,418,730.91             15.34%             20.10%
NSW Non-Metro ..................................         2,088          146,412,517.33             10.87%             10.17%
QLD Brisbane Inner City ........................            11            1,187,099.97              0.06%              0.08%
QLD Brisbane Metro .............................         1,927          135,399,475.72             10.03%              9.40%
QLD Non-Metro ..................................         2,281          154,398,360.55             11.87%             10.72%
VIC Melbourne Inner City .......................            31            3,042,306.57              0.16%              0.21%
VIC Melbourne Metro ............................         4,061          307,999,976.43             21.14%             21.39%
VIC Non-Metro ..................................         1,469           84,542,695.96              7.65%              5.87%
WA Perth Inner City ............................            22            2,006,671.41              0.11%              0.14%
WA Perth Metro .................................         1,801          141,452,035.75              9.37%              9.82%
WA Non-Metro ...................................           484           33,200,508.79              2.52%              2.31%
SA Adelaide Inner City .........................             4              317,520.52              0.02%              0.02%
SA Adelaide Metro ..............................           849           54,824,474.59              4.42%              3.81%
SA Non-Metro ...................................           355           19,500,697.57              1.85%              1.35%
NT Darwin Inner City ...........................           108            9,458,835.93              0.56%              0.66%
NT Darwin Metro ................................             -                    -                 0.00%              0.00%
NT Non-Metro ...................................            34            3,023,103.44              0.18%              0.21%
TAS Hobart Inner City ..........................            11              652,801.60              0.06%              0.05%
TAS Hobart Metro ...............................           157           10,986,309.93              0.82%              0.76%
TAS Non-Metro ..................................            95            5,486,065.78              0.49%              0.38%
Undefined Post Code ............................             -                    -                 0.00%              0.00%

Total ..........................................        19,213        1,440,206,897.40            100.00%            100.00%





Seasoning Analysis - Total Portfolio as at Month Ending      30 Sep 2001
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Seasoning Analysis                                             Number of               Balance of       Number of         Balance of
                                                                   Loans              Loans (AUD)        Loans (%)         Loans (%)

Seasoning < 3 months ...............................                   -                     -              0.00%              0.00%
3 months < Seasoning < 6 months ....................                   -                     -              0.00%              0.00%
6 months < Seasoning < 12 months ...................                 280            30,007,264.39           1.46%              2.08%
12 months < Seasoning < 18 months ..................               2,243           208,345,707.20          11.67%             14.47%
18 months < Seasoning < 24 months ..................               2,795           234,458,365.65          14.55%             16.28%
24 months < Seasoning < 36 months ..................               5,951           448,286,180.49          30.97%             31.13%
36 months < Seasoning < 48 months ..................               5,030           341,740,418.85          26.18%             23.73%
48 months < Seasoning < 60 months ..................               2,914           177,368,960.82          15.17%             12.32%
Seasoning > 60 months ..............................                -                     -                 0.00%              0.00%

Total ..............................................              19,213         1,440,206,897.40         100.00%            100.00%





Remaining Loan Term as at Month Ending              30 Sep 2001
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Remaining Loan Term                                      Number of                    Balance of         Number of        Balance of
                                                             Loans                   Loans (AUD)         Loans (%)         Loans (%)

Term < 5 years .....................................           237                  6,713,726.25             1.23%             0.47%
5 years < Term < 10 years ..........................         1,254                 51,358,422.75             6.53%             3.57%
10 years < Term < 15 years .........................         1,797                103,376,262.69             9.35%             7.18%
15 years < Term < 20 years .........................         2,229                151,160,028.96            11.60%            10.50%
20 years < Term < 25 years .........................        13,696              1,127,598,456.75            71.29%            78.29%
25 years < Term < 30 years .........................             -                          -                0.00%             0.00%
30 years < Term < 35 years .........................             -                          -                0.00%             0.00%
Term > 35 years ....................................             -                          -                0.00%             0.00%

Total ..............................................        19,213              1,440,206,897.40           100.00%           100.00%



HomeSide Mortgage Securities Trust 2001-1

Loan Purpose as at Month Ending                     30 Sep 2001
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Loan Purpose                                          Number of                    Balance of           Number of        Balance of
                                                          Loans                   Loans (AUD)           Loans (%)         Loans (%)

Purchase ....................................             6,996               554,530,172.30               36.41%            38.50%
Refinance ...................................             7,112               511,935,211.80               37.02%            35.55%
Refinance - Cash Out ........................             2,034               117,238,588.42               10.59%             8.14%
Investor ....................................             3,071               256,502,924.88               15.98%            17.81%
Other .......................................                 -                         -                   0.00%             0.00%

Total .......................................            19,213                       100.00%             100.00%           100.00%






Loan Type by Interest Rate as at Month Ending       30 Sep 2001
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Loan Type                                             Number of                    Balance of           Number of        Balance of
                                                          Loans                   Loans (AUD)           Loans (%)         Loans (%)

Variable Rate ..........................                 13,587               935,504,342.29               70.72%            64.96%
Fixed Rate .............................                  5,626               504,702,555.11               29.28%            35.04%

Total ..................................                 19,213             1,440,206,897.40              100.00%           100.00%



Fixed Rate Term Remaining as at Month Ending        30 Sep 2001
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Remaining Fixed Rate Term                             Number of                    Balance of           Number of        Balance of
                                                          Loans                   Loans (AUD)           Loans (%)         Loans (%)

Term < 1 year .....................................       1,114                86,691,358.93               19.80%            17.18%
1 years < Term < 2 years ..........................       2,356               218,170,238.36               41.88%            43.23%
2 years < Term < 3 years ..........................       1,399               125,751,317.71               24.87%            24.92%
3 years < Term < 4 years ..........................         552                54,099,980.24                9.81%            10.72%
4 years < Term < 5 years ..........................          26                 2,355,403.01                0.46%             0.47%
Term > 5 years ....................................         179                17,634,256.86                3.18%             3.49%

Total .............................................       5,626               504,702,555.11              100.00%           100.00%




Contact Details
--------------------------------------------------------------------------------

Trust Manager.........HomeSide Global MBS Manager, Inc.

Contacts .............Robin Chadwick

                      Head of Securitisation
                      HomeSide Lending (Melbourne, Australia)
                      Phone: (+613) 9601 7513
                      Facsimi(+613) 9601 7600
                      Email: robin_chadwick@nag.national.com.au

                      Bruce Benzley
                      HomeSide Global MBS Manager, Inc
                      Phone: (904) 281 3719
                      Facsimi(904) 281 7763
                      Email: bjbenzley@homeside.com